BARK GROUP INC.
Ostergade 17-19, 3rd Floor, DK-1100 Copenhagen K, Denmark

August 01, 2009

TO THE ORIGINAL SHAREHOLDERS OF BARK GROUP INC.

Dear Sirs/Mesdames:

Re:	Repurchase and lock-up agreements entered into between Bark Group Inc. (“Bark Group”, formerly Exwal Inc.) and the original shareholders of Bark Group

We write to advise you that we have determined to terminate and release from you from your obligations pursuant to the repurchase and lock-up agreement entered into between Bark Group and yourself as an original shareholder of Bark Group (the “Repurchase and Lock-Up Agreement”), as amended on July 14, 2009 and April 3, 2009. Accordingly, we confirm that:

  Bark Group no longer has any right to repurchase your shares of Bark Group under the Repurchase and Lock-Up Agreement, and

  You may resell your shares of Bark Group without reference to the lock-up agreement originally provided for in the Repurchase and Lock-Up Agreement, provided that you comply with all applicable securities laws in completing any resale of your shares.

Yours truly,

BARK GROUP INC.

/s/ Bent Helvang

Per:

Bent Helvang, Chairman